SETTLEMENT AGREEMENT
This SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 28, 2023, is made and entered into by and among MarketWise, Inc., a Delaware corporation (the “Company”); F. Porter Stansberry and the other persons and entities listed on Schedule A hereto (collectively the “Investors” and each individually, an “Investor”). The Company and the Investors are each herein referred to as a “party” and collectively, the “parties”.
WHEREAS, the Company and representatives of the Investors have engaged in discussions regarding various matters concerning the Company, including matters concerning the Board of Directors of the Company (the “Board”) and the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”);
WHEREAS, as of the date of this Agreement, the Investors beneficially own shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and such other securities relating to the Company as set forth on Schedule A hereto;
WHEREAS, the Company and the Investors believe that the best interests of the Company and its shareholders would be served at this time by, among other things, coming to an agreement with respect to the matters covered in this Agreement and by the Company and the Investors agreeing to the other covenants and obligations contained herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:
1.Board Matters; Board Nominations; and Related Agreements.
(a)Board Matters. The Nominating Committee has reviewed and approved the qualifications of each New Director (as defined below) to serve as a member of the Board. Following, and conditioned upon, the effectiveness of this Agreement, at the Board’s meeting scheduled to take place on May 1-2, 2023, the Board will take all necessary action to appoint each of Glenn Tongue and Matthew Smith as new Class III directors and David Eifrig (together with Glenn Tongue and Matthew Smith, the “New Directors”) as a new Class I director of the Company. Following such appointment, the number of directors shall be fixed at ten (10) until the completion of the 2023 Annual Meeting (at which time Paul Idzik’s term will end), and thereafter shall be fixed at nine (9). Following the 2023 Annual Meeting, the Board shall not increase the number of authorized directors prior to the conclusion of the annual meeting of the Company’s shareholders to be held in 2024 (the “2024 Annual Meeting”), including any postponement or adjournment thereof. Except as provided for herein, the Company will not take any action with the purpose or effect of changing the composition of the Board prior to the 2023 Annual Meeting
(b)Service on Other Board Committees. The Board shall, in accordance with its customary governance processes, determine appropriate Board committee assignments, if any, for the New Directors taking into account the composition of the Board, committee assignments and the needs and independence and eligibility requirements of the committees.
(c)The Company represents that, pursuant to that certain Voting Agreement dated as of April 17, 2023 (the “Voting Agreement”), those persons and entities who are parties

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to or are bound by the Voting Agreement will vote their shares in a manner consistent with the provisions of Section 2 below as provided herein.
(d)The Company’s obligations under this Agreement shall terminate, and the Investors shall have no designation or nomination or other rights under this Agreement, at such time as any Investor or other Related Person (as defined below) submits a notice of nomination or any other proposal to be voted on by the Company’s shareholders to the Company prior to the expiration of the Standstill Period (as defined below). For the avoidance of doubt, each of Glenn Tongue and Matthew Smith shall also tender their resignations from the Board and the Board, in its sole discretion, may accept their resignations, in the event any Investor or Related Person submits a notice of nomination any other proposal to be voted on by the Company’s shareholders to the Company prior to the expiration of the Standstill Period. Prior to their appointment to the Board, each of Glenn Tongue and Matthew Smith shall have executed and delivered to the Company a form of irrevocable resignation letter as set forth on Exhibit A hereof.
(e)The Investors’ obligations under this Agreement shall terminate at such time as any officer or director of the Company acts in a manner inconsistent with the provisions of this Agreement.
2.Voting. At the 2023 Annual Meeting (and at any action taken by consent of shareholders prior to the completion of the 2023 Annual Meeting), including at any adjournment or postponement thereof, each of the Investors agrees to (i) appear at the 2023 Annual Meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates to be counted as present for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates on the Company’s proxy card or voting instruction form (a) in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors as provided herein and against any proposals to remove any such members of the Board, (b) against any nominees to serve on the Board that have not been recommended by the Board as provided herein and (c) otherwise in accordance with the Board’s recommendations as identified in the Company’s proxy statement, and (iii) not execute any proxy card or voting instruction form other than the proxy card and related voting instruction form being solicited by or on behalf of the Board (such proxy card and/or form, the “Company’s card”). Not later than five business days prior to the 2023 Annual Meeting, each Investor shall vote in accordance with this Section 2 and shall not revoke or change any such vote.
For purposes of this Agreement: (i) “Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and (iii) “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
3.Standstill.
(a)From the date of this Agreement until the expiration of the Standstill Period (as defined below), each Investor shall not, and shall cause its respective Affiliates, principals, directors, general partners, officers, employees and, to the extent acting on its behalf or at its direction, agents and other representatives (collectively, the “Related Persons”) not to, directly or indirectly commence, encourage, join as a party, or support any litigation, arbitration, derivative action in the name of the Company or any class action or other proceeding against the Company or any of its current or former officers or directors, in each case with the intent of circumventing the provisions of this Section 3, or take any action challenging the validity or enforceability of any of the provisions of this Section 3 or Section 25; provided, however, that the foregoing shall not prevent any Investor from (A) bringing litigation against the Company to enforce the provisions of this Agreement, (B) continuing any litigation or proceeding commenced by the Investor prior to the date of this Agreement or (C) responding to or complying with a validly issued legal process that neither the Investors nor any of their Affiliates initiated, encouraged or facilitated; provided that the Investors shall, to the extent permitted by law, provide the Company with notice of such legal process and will cooperate with the Company in seeking a protective order or other remedy to the extent applicable.
Notwithstanding the foregoing, nothing in this Section 3 or elsewhere in this Agreement shall prohibit or restrict the Investors from communicating privately with the Board or any executive officer or director of the Company, regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications and subject to the confidentiality obligations to the Company of any such director or officer. None of the Investors nor any of their Affiliates shall seek to do directly or indirectly through any director of the Company or other individual anything that would be prohibited under this Agreement if done by any of the Investors or their Affiliates or their agents and representatives.
(b)From the date of this Agreement until the expiration of the Standstill Period (as defined below), the Company and each officer and director of the Company shall not, and shall cause its respective Affiliates, principals, directors, general partners, officers, employees and, to the extent acting on its behalf or at its direction, agents and other representatives including the parties to the Voting Agreement (collectively, their “Related Persons”) not to, directly or indirectly commence, encourage, join as a party, or support any litigation, arbitration, derivative action in the name of the Company or any class action or other proceeding against any Investor or other Related Person, in each case with the intent of circumventing the provisions of this Section 3, or take any action challenging the validity or enforceability of any of the provisions of this Section 3 or Section 25; provided, however, that the foregoing shall not prevent the Company from (A) bringing litigation against any Investor to enforce the provisions of this Agreement, (B) continuing any litigation or proceeding commenced by the Company against any Investor prior to the date of this Agreement or (C) responding to or complying with a validly issued legal process that neither the Company nor any of their Affiliates initiated, encouraged or facilitated; provided that the Company shall, to the extent permitted by law, provide the Investors with notice of such legal process and will cooperate with the Investors in seeking a protective order or other remedy to the extent applicable.
(c)For the duration of the Standstill Period, any claim or defense by a party to this Agreement and their respective Related Persons against any other party to this Agreement or their respective Related Persons shall be tolled and the Standstill Period shall not be included in the computation of any period of limitations or repose applicable to such claims or defenses. It is understood and agreed that entry into this Agreement does not in any way limit the ability or right of any party to assert in any action or proceeding (a) that the doctrine of fraudulent concealment, or other tolling doctrine or statute, is applicable to toll the running of any claim or defense as of the date of this Agreement, or (b) that no statute of limitations or repose applies to any such claim. It is understood and agreed that this Agreement does not constitute, and shall not be construed to be, an admission of liability by any party as to any claim, or an admission by any party that any claim could properly be asserted against it, or that any claim brought against that party would have any basis in law or in fact. It is further understood and agreed that entry into this Agreement does not in any way limit or affect any defense of a party to any claim. In the event any claim is asserted against any party or their Related Persons by any other party or their Related Persons, each party and each Related Person reserves the right to raise any and all defenses other than a time-related defense that includes the duration of the Standstill Period.

(d)For purposes of this Agreement, “Standstill Period” shall mean the period commencing on the date of this Agreement and ending on the date that is 90 days after the conclusion of the 2023 Annual Meeting, including any postponement or adjournment thereof, or such later date as may be agreed by the parties.
4.Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute the Agreement and to bind the Company to this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement shall be binding on the parties to the Voting Agreement and the Company shall make all reasonable efforts to effectuate the provisions of this Agreement on the parties to the Voting Agreement, all current officers and directors of the Company, and their Related Persons; and (d) the execution, delivery and performance of this Agreement by the Company does not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
5.Representations and Warranties of the Investors. Each Investor, on behalf of itself, jointly and severally represents and warrants to the Company that (a) as of the date of this Agreement, such Investor beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Schedule A to this Agreement and each such schedule includes all Affiliates of any Investors that own any securities of the Company beneficially or of record and reflects all Common Shares in which the Investors have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; (b) as to any shares that such Investor beneficially owns by virtue of a proxy granted to such investor by another shareholder of the Company, such proxy is currently in full force and effect and may not be revoked or terminated prior to the completion of the 2023 Annual Meeting; (c) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (d) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms of this Agreement, including by virtue of having sole voting and dispositive power over such Investor’s shares of Common Stock; and (e) the execution, delivery and performance of this Agreement by such Investor does not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or the New Directors, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.
6.Conclusion of Proxy Contest. Effective immediately upon the execution of this Agreement:

(a)Each of the Investors agrees that, for so long as the Company is not in material breach of this Agreement, they will not, and that they will not permit any of their Affiliates, constituents or representatives to, (i) directly or indirectly nominate or recommend for nomination any person for election at the 2023 Annual Meeting, (ii) directly or indirectly submit any proposal for consideration at, or bring any other business before, the 2023 Annual Meeting, (iii) directly or indirectly initiate, encourage or participate in any “vote no,” “withhold” or other campaign with respect to the 2023 Annual Meeting, or (iv) publicly or privately encourage or support any other shareholder to take any of the actions described in this Section 6(a).
(b)The Investors irrevocably withdraw (and shall be deemed to have so withdrawn) (i) all director nominations and candidates and any related materials or notices submitted to the Company in connection therewith or related thereto and (ii) the solicitation of proxies for the 2023 Annual Meeting. For the avoidance of doubt, in the event the Company is found to be in material breach of this Agreement, the Investors reserve the right to nominate directors and solicit proxies in connection with those nominations for the 2023 Annual Meeting and any continuation or adjournment thereof.
(c)The Investors, on their own behalf and on behalf of their Affiliates, for so long as the Company is not in material breach of this Agreement, agree not to take any further action with respect to any solicitation materials related to the foregoing nominations or otherwise concerning the 2023 Annual Meeting or the Company filed by it or on its behalf with the SEC or provided to investors; provided, however, that the Investors shall, promptly following the execution and delivery of this Agreement (and in any event no later than the second business day following the execution of this Agreement) file with the SEC an amendment to their Schedule 13D to disclose the terms of this Agreement. The Investors hereby further agree that they will, and that they will cause their Affiliates and its or their respective representatives to immediately cease (and not resume) any and all efforts, direct or indirect, in furtherance of any solicitation (including any negative solicitation efforts) in connection with the 2023 Annual Meeting. For the avoidance of doubt, in the event the Company is in material breach of this Agreement, the Investors reserve the right to nominate directors and solicit proxies in connection with those nominations for the 2023 Annual Meeting and any continuation or adjournment thereof.
7.Public Announcements. No later than the fourth business day following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) substantially in the form attached as Exhibit B hereto. Prior to the issuance of the Press Release, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure relating to such action without the prior written consent of the other party. Subject to applicable law, no party nor any of its Affiliates shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Press Release or the terms of this Agreement.
8.Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party to this Agreement would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief as a remedy for any such breach or to prevent any violation or threatened violation of, the terms of this Agreement, and the other party to this Agreement will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.
9.Proxy. In addition to any other remedies the Company may have, each of the Investors agrees that in the event of any breach of Section 2 of this Agreement by any of the Investors or its Affiliates, each Investor shall automatically and without further action irrevocably appoint and constitute the Chief Executive Officer of the Company (the “Proxyholder”) as such Investor’s sole and exclusive attorney and proxy, with the full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to all shares of the Company’s capital stock at any time and from time to time owned by such Investor beneficially or of record; provided that the Proxyholder shall vote all such shares in accordance with the recommendation of the Board; provided further, that the proxy granted by this Section 9 shall terminate immediately following completion of the 2023 Annual Meeting, including any postponement or adjournment thereof.
10.Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:
If to the Company:
MarketWise, Inc.
1125 N. Charles Street,
Baltimore, MD 21201
Attn: Gary Anderson, General Counsel and Corporate Secretary

If to any Investor:
Charles N. Curlett, Jr.
Curlett LLC
43 West 43rd Street, Suite 124
New York, NY 10036-7424
(917) 667-0861
ccurlett@curlettlaw.com

11.Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof.
12.Jurisdiction. Each party to this Agreement agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement will be brought solely and exclusively in Chancery Court or any federal court in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement, in Chancery Court or any federal court in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.
13.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
14.Representative. Each Investor irrevocably appoints Charles Curlett as its attorney-in-fact and representative (the “Investor Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated by this Agreement. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Investor Representative or upon any document, notice, instruction or other writing given or executed by the Investor Representative.
15.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth in this Agreement.
16.Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
17.Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.
18.Remedies. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by law or equity.
19.Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.
20.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
21.Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by the Company, on the one hand, and the Investor Representative (on behalf of itself and the other members of the Investors), on the other hand.
22.Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable solely by the parties hereto and successors thereto. No party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company, and with respect to the Company, the prior written consent of the Investor Representative, and any assignment in contravention of the foregoing shall be null and avoid.
23.No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.
24.Counterparts; Facsimile / PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by email delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
25.Mutual Non-Disparagement.
(a)Each Investor agrees that, until the conclusion of the 2024 Annual Meeting (including any postponement or adjournment thereof), neither it nor any of its Affiliates will, and it will cause each of its Affiliates and Related Persons not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory towards, or critical of, the Company or any of its past or present directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of the Company, any Company Representative or the Company’s business; provided, however, that the foregoing shall not prevent the Investors from privately communicating to the Company, or any directors or executive officers of the Company factual information based on publicly available information. Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.
(b)The Company agrees that, until the conclusion of the 2024 Annual Meeting (including any postponement or adjournment thereof), neither it nor any of its executive officers or directors will, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory towards, or critical of, any Investor or any of its past or present directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Investor Persons”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of any Investor, any Investor Person or any Investor’s business; provided, however, that the foregoing shall not prevent private communications to the Investors or Investor Persons of factual information based on publicly available information. Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.
(c)Notwithstanding the foregoing, nothing in this Section 25 or elsewhere in this Agreement shall prohibit any party to this Agreement from making any statement or disclosure contemplated by Section 7 of this Agreement or required under the federal securities laws or other applicable laws, rules or regulations so long as such requirement is not due to a breach by any party of this Agreement; provided, that such party must, to the extent legally permissible and practicable, provide written notice to the other party at least five business days prior to making any such statement or disclosure required under the federal securities laws or other applicable laws, and shall reasonably, accurately and proportionately consider any comments of the other party. The limitations set forth in Sections 25(a) and 25(b) shall not prevent any party to this Agreement from responding to any public statement made by the other party of the nature described in Sections 25(a) and 25(b) if such statement by the other party was made in breach of this Agreement.
26.No Material Changes. The Company hereby agrees that, until such time as the New Directors have been appointed to the Board, it will not take any affirmative action to effect any material changes in the operations and strategic direction of the Company without the prior written consent of the Investors; provided that this Section 26 shall not prohibit the Company from (i) complying with the terms of existing contracts, agreements and other arrangements as in effect on the date hereof, or the request of any governmental or self-regulatory authority or as required by law, regulation or the listing requirements of any stock exchange, (ii) entering into supplier, customer and employment arrangements in the ordinary course of business or (iii) approving, declaring or making pro rata distributions to the Company’s equityholders, including equityholders of the Company’s subsidiaries, whether required by contract, law or otherwise.

27.Termination. This Agreement and the proxy granted pursuant to Section 9 hereto shall terminate upon the earliest of (i) the mutual agreement of the Company and the Investor Representative and (ii) the completion of the 2024 Annual Meeting, including any postponement or adjournment thereof.
[Signature Page Follows]

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

MARKETWISE, INC.

By: /s/
Name: Amber Mason
Title: Chief Executive Officer

[Signature Page to Settlement Agreement]

STOKES HOLDING, LLC

By: /s/
Name:    Frank Porter Stansberry
Title:

/s/
Frank Porter Stansberry

[Signature Page to Settlement Agreement]

EXHIBIT A
RESIGNATION LETTER
[   ], 2023
Board of Directors
MarketWise, Inc.
1125 N. Charles St.
Baltimore, MD 21201
Reference is made to that certain Settlement Agreement, dated as of April 28, 2023, by and among MarketWise, Inc. (the “Company”) and F. Porter Stansberry and the other persons and entities listed on Schedule A hereto (the “Agreement”). Capitalized terms used but not defined in this letter have the meanings set forth in the Agreement.
This letter is to confirm that, in accordance with Section 1(d) of the Agreement, I hereby tender my irrevocable resignation as a member of the Board of Directors of the Company and any subsidiaries thereof and each board committee on which I may serve, it being understood that (a) the tender of such resignation shall be effective at such time as any Investor or Related Person submits a notice of nomination or business proposal to the Company and (b) any resignation shall be effective only as, if and when accepted by the Board of Directors.
Very truly yours,
 /s/
Glenn Tongue

[   ], 2023
Board of Directors
MarketWise, Inc.
1125 N. Charles St.
Baltimore, MD 21201
Reference is made to that certain Settlement Agreement, dated as of April 28, 2023, by and among MarketWise, Inc. (the “Company”) and F. Porter Stansberry and the other persons and entities listed on Schedule A hereto (the “Agreement”). Capitalized terms used but not defined in this letter have the meanings set forth in the Agreement.
This letter is to confirm that, in accordance with Section 1(d) of the Agreement, I hereby tender my irrevocable resignation as a member of the Board of Directors of the Company and any subsidiaries thereof and each board committee on which I may serve, it being understood that (a) the tender of such resignation shall be effective at such time as any Investor or Related Person submits a notice of nomination or business proposal to the Company and (b) any resignation shall be effective only as, if and when accepted by the Board of Directors.
Very truly yours,
 /s/
Matthew Smith

EXHIBIT B
PRESS RELEASE
(attached)